Wyoming Secretary of State

Wyon...g Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

-or Office Use Only
Ed Murray, WY Secretary of State
FILED: Apr 8 2017 12:54PM
Original ID: 2017-000749303

Profit Corporation
Articles of Incorporation

I. The name of the corporation is:
ENERGY CONVERSION SERVICES, INC.

II. The name and physical address of the registered agent of the corporation is:
CORPORATE FORMATION SERVICES, LLC.
514 Nelson Ln
PO Box 3343
Alpine, WY 83128

III. The mailing address of the corporation is:
PO Box 3343
Alpine, WY 83128

IV. The principal office address of the corporation is:
514 Nelson Lane
Alpine,, WY 83128

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:	50,000,000	Common Par Value:	$0.0010
Number of Preferred Shares:	25,000,000	Preferred Par Value:	$0.0010

VI. The name and address of each incorporator is as follows:
Nishan Torosian
514 Nelson Lane, Alpine, WY 83128

Signature: *Nishan Torosian* Date: **04/08/2017**

Print Name: **Nishan Torosian**

Title: **President**

Email: **cfswyoming@gmail.com**

Daytime Phone #: **(702) 289-8620**

Wyoming
Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Nishan Torosian

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	*Nishan Torosian*	Date:	**04/08/2017**
Print Name:	**Nishan Torosian**		
Title:	**President**		
Email:	**cfswyoming@gmail.com**		
Daytime Phone #:	**(702) 289-8620**		

Wyoming
Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

CORPORATE FORMATION SERVICES, LLC., whose registered office is located at **514 Nelson Ln, PO Box 3343, Alpine, WY 83128**, voluntarily consented to serve as the registered agent for **ENERGY CONVERSION SERVICES, INC.** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Nishan Torosian* Date: **04/08/2017**

Print Name: **Nishan Torosian**

Title: **President**

Email: **cfswyoming@gmail.com**

Daytime Phone #: **(702) 289-8620**

STATE OF WYOMING
Office of the Secretary of State

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

ENERGY CONVERSION SERVICES, INC.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **8th** day of **April, 2017** at **12:54 PM.**

Remainder intentionally left blank.


GREAT SEAL OF THE STATE OF WYOMING

Filed Date: 04/08/2017

Secretary of State

Filed Online By:

Nishan Torosian

on 04/08/2017